                                                                   Exhibit 10.35


                           11720 SUNRISE VALLEY DRIVE

                                RESTON, VIRGINIA


                              DEED OF OFFICE LEASE

                                     BETWEEN

                           11720 SUNRISECORP., L.L.C.,
                                   as LANDLORD

                                       and

                            MERCATOR SOFTWARE, INC.,
                                    as TENANT

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

                                      INDEX

Article I        Basic Lease Information .................................................       1

Article II       Premises ................................................................       2

Article III      Term ....................................................................       2

Article IV       Base Rent ...............................................................       3

Article V        Increases In Operating Expenses .........................................       4

Article VI       Increases in Real Estate Taxes ..........................................       6

Article VII      Use of Premises .........................................................       7

Article VIII     Assignment and Subletting ...............................................       7

Article IX       Maintenance .............................................................      10

Article X        Tenant Alterations ......................................................      11

Article XI       Signs; Furnishings ......................................................      12

Article XII      Tenant's Equipment ......................................................      12

Article XIII     Security Deposit ........................................................      13

Article XIV      Inspection ..............................................................      14

Article XV       Insurance ...............................................................      14

Article XVI      Services and Utilities ..................................................      15

Article XVII     Liability of Landlord ...................................................      16

Article XVIII    Rules and Regulations ...................................................      16

Article XIX      Damage ..................................................................      17

Article XX       Condemnation ............................................................      17

Article XXI      Default of Tenant .......................................................      18

Article XXII     Bankruptcy ..............................................................      20

Article XXIII    Subordination ...........................................................      20

Article XXIV     Delivery at End of Lease Term ...........................................      21

Article XXV      Covenant of Landlord ....................................................      22

Article XXVI     General Provisions ......................................................      22

                                    EXHIBITS
                                    --------

EXHIBIT A - FLOOR PLANS
EXHIBIT B - WORK AGREEMENT
EXHIBIT B-1 TENANT EQUIPMENT LIST
EXHIBIT C - CERTIFICATE AFFIRMING RENT COMMENCEMENT                      DATE
EXHIBIT D - SUITE FURNITURE PROVIDED BY LANDLORD TO TENANT
EXHIBIT E - CLEANING SPECIFICATIONS
EXHIBIT F - RULES AND REGULATIONS
EXHIBIT G - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT H - WORK AGREEMENT

                                       i

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                              DEED OF OFFICE LEASE

         THIS DEED OF OFFICE LEASE ("Lease") is made this ___ day of February, 2002 (the "Effective Date") between 11720 Sunrisecorp., L.L.C., a Maryland limited liability company ("Landlord"), and Mercator Software, Inc., a Delaware corporation, having an office at 45 Danbury Road, Wilton, Connecticut 06897 ("Tenant").

         WHEREAS, Landlord is the owner of 11720 Sunrise Valley Drive, Reston, Virginia 20191 (the "Building"); and

         WHEREAS, Tenant desires to lease space in the Building and Landlord is willing to lease Tenant space in the Building, upon the terms, conditions, covenants and agreements set forth herein.

         NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

         Article I Basic Lease Information.
         ----------------------------------

                  1.1 (a) Building: A seven (7) story office building containing approximately 69,204 square feet of rentable area.

                           (b) Premises: Approximately  11,442 square feet of
rentable area located on the second floor of the Building, as identified on Exhibit A attached hereto.
---------

                           (c) Lease Term: The period commencing on the Lease
Commencement Date and ending on the last day of the calendar month that completes sixty (60) full calendar months following the Lease Commencement Date, unless sooner terminated in accordance with the provisions of this Lease. The date on which the Lease Term expires shall be the "Lease Expiration Date."

                           (d) Lease Commencement Date: March 1, 2002

                           (e) Rent Commencement Date: Thirty (30) days after
the Lease Commencement Date.

                           (f) Base Rent: For the first lease year the Base Rent
shall be Two Hundred Forty Thousand Two Hundred Eighty-Two Dollars ($240,282.00), payable in equal monthly installments of Twenty Thousand Twenty-Three Dollars and 50/100 ($20,023.50). For the second Lease Year the Base Rent shall be Two Hundred Fifty-One Thousand Seven Hundred Twenty-Four Dollars ($251,724.00), payable in equal monthly installments of Twenty Thousand Nine Hundred Seventy-Seven Dollars ($20,977.00).

                           (g) Base Operating Expenses: Operating Expenses for
calendar year 2002, adjusted if the Building is not at least ninety-five percent (95%) occupied to reflect ninety-five percent (95%) occupancy during calendar year 2002.

                           (h) Base Real Estate Taxes: Real Estate Taxes
assessed and/or charged during calendar year 2002 equitably adjusted to account for the fully assessed value of the Building.

                           (i) (A) Tenant's Operating Expense Percentage:
Sixteen and Fifty-Three Hundreds Percentage (16.53%). The ratio that the square feet of rentable area in the Premises bears to the square feet of rentable office area in the Building

                               (B) Tenant's Real Estate Percentage: Sixteen and
Fifty-Three Hundreds Percentage (16.53%). The ratio that the square feet of rentable area in the Premises bears to the square feet of rentable area in the Building.

                           (j) Security Deposit: Forty-Three Thousand One
Hundred Thirteen Dollars and 38/100 ($43,113.38)

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                     (k) Tenant Address for Notices: 45 Danbury Road,Wilton,
Connecticut 06897, Attn: Kenneth J. Hall, Executive Vice President and Chief Financial Officer, and Bishop Nowotnik, Manager-Corporate Facilities and Administration.

                     (l) Work: The original improvement of the Premises will be in accordance with Exhibit B. Upon substantial completion of the Work,
                   ---------
Landlord shall provide a nonresidential use permit to Tenant. In the event that Landlord has not substantially completed the Work (excluding any punch list items) and has ceased all work for a period of ten (10) business days, Tenant may give Landlord written notice ("Tenant Notice") that Tenant intends to complete the Work and in the event Landlord has not recommenced Work in two (2) business days of such Tenant Notice, Tenant shall complete the Work in accordance with Exhibit H. Tenant shall have no obligation to complete the Work unless Tenant has given Tenant Notice in which event Tenant shall have such an obligation. If Landlord's failure to substantially complete the Work or cessation of Work is due to force majeure, as described more fully in Section
26.19 hereof, Tenant shall not have a right to complete the Work. Upon demand by Tenant, Landlord shall pay to Tenant the actual and reasonable costs and expenses of completing the Work. If such amount is not paid by Landlord to Tenant within thirty (30) days of the request, such amount shall bear interest at the Default Rate from the date billed until the date it is paid by Landlord.

                     (m) Parking: Landlord will provide Tenant the right to 3.3 spaces per 1,000 square feet leased in the Building, upon the terms and conditions set forth in Section 2.2.

                     (n) Calendar Year: Each annual period commencing on January 1 and ending on December 31.

                     (o) Common Areas: All areas and facilities of the Building and adjoining parking areas and driveways for the common use and/or benefit of tenants of the Building as allocated by Landlord from time to time, including, without limitation, the public lobbies, elevators, corridors, stairways, toilet rooms, parking areas, loading and unloading areas, roadways and sidewalks.

         Article II Premises.
         --------------------

                2.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Lease Term and upon the terms, conditions, covenants, and agreements hereinafter provided. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the Common Areas, but includes no other rights not specifically set forth herein.

                2.2 Tenant shall have the right to use on an unassigned and non-exclusive basis the number of parking permits set forth in Section 1.1(m) in the parking lot of the Building during the Lease Term at no extra charge. Tenant covenants and agrees to comply with all reasonable and non-discriminatory parking rules and regulations that Landlord may make hereafter from time to time with respect to the use of the parking areas. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with the rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach of such rules and regulations by any other tenant, its agents, employees and invitees or members of the public who may park in the parking areas. Landlord shall have the right, from time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the parking facilities in such manner as Landlord, in its reasonable discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall use reasonable efforts to provide alternative parking facilities with sufficient parking spaces. Landlord reserves the right to reduce the number of Tenant's parking spaces proportionately with other tenants during such periods of construction of all or a portion of the parking facilities; provided, however, that except during temporary periods of construction, change, alteration, addition, closure or other events that affect the parking facilities, Landlord shall provide a minimum of 3.3 spaces per 1,000 square feet leased in the Building.

         Article III Term.
         -----------------

                  3.1 The Lease Term shall commence on the Lease Commencement Date, except for Tenant's obligation to pay any rent hereunder which shall commence on the Rent Commencement Date. Each twelve (12) month period during the Lease Term, initially beginning on the Lease Commencement Date, shall be a Lease Year. Notwithstanding the Rent Commencement Date set forth in Section 1.1(e) above, if for any reason Landlord cannot deliver possession of the Premises to Tenant, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or Tenant's obligations hereunder. Notwithstanding the foregoing, if the Premises are not substantially completed by the Lease Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or Tenant's obligations hereunder.3.2 Promptly after the Rent Commencement Date is ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit C hereto affirming the Rent Commencement Date and the Lease
            ---------
Expiration Date.

                  3.3 Landlord grants Tenant one (1) option to extend the Lease Term for a period of five (5) years (the "Extension Option") commencing upon the Lease Expiration Date (the "Commencement Date of Extension Term") and expiring at 11:59 p.m. EST on the date that is five years to the day thereafter (the "Expiration Date of Extension Term") subject to the covenants and conditions set forth in this Lease. Tenant shall have no right to an extension of the Term if at the time Tenant seeks to exercise the Extension Option or at the time the Commencement Date of Extension Term would have otherwise occurred Tenant (i) has then assigned this Lease or sublet more than forty percent (40%) of the Premises or (ii) is in default under this Lease beyond applicable notice and cure period, or (iii) to exercise the Extension Option, Tenant shall give notice of its exercise to Landlord not later than nine (9) months prior to the Lease Expiration Date. If Tenant is entitled to and gives Landlord notice in accordance with the terms of this Section 3.3, the Term shall be extended for the period commencing on the Commencement Date of Extension Term and expiring on the Expiration Date of Extension Term and, except as set forth below in this
Section 3.3, shall be on the same terms and condition as are set forth in this Lease. Base Rent during the extended Term shall be the then-current market rent for other office properties of comparable quality and character to the Building within a two (2) mile radius of the Building, as such Base Rent is reasonably determined pursuant to Section 26.23(d). Tenant shall have no further right or option to extend the Term.

         Article IV Base Rent.
         --------------------

                  4.1 Tenant shall pay Base Rent in advance, in equal monthly installments, with the first (1/st/) payment to be made simultaneously with Tenant's execution of this Lease, and the second and subsequent monthly payments to be made on the first day of the third month in the first Lease year and each and every calendar month following the Rent Commencement Date during the Lease Term. If the Lease Term begins on a date other than on the first (1/st/) day of a month, Base Rent for the month of commencement shall be prorated at the rate of one thirtieth (1/30th) of the monthly installment of Base Rent for each day. Tenant will pay all rent to Landlord, at the office of Landlord, or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

                  4.2 Commencing with the third Lease Year and for each subsequent Lease Year during the Lease Term, Base Rent shall be increased annually by an amount equal to three percent (3%) multiplied by the Base Rent payable during the immediately preceding Lease Year.

                  4.3 All sums payable by Tenant under this Lease shall be payable without demand, set-off or deduction except as specifically set forth herein, and shall be paid to Landlord in immediately available funds in legal tender of the United States by wire transfer or by check (subject to collection), at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights. Tenant will deliver rent to Landlord's lender upon lender notice to Tenant from lender instructing Tenant to deliver such rent to lender, and Tenant shall incur no liability to Landlord for making any such payments to lender.

                 4.4 All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation, Operating Expenses and Real Estate Taxes (both as hereinafter defined), shall be deemed to be additional rent ("Additional Rent") and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in case of nonpayment of rent, including assessment of interest and late payment fees. Base Rent and Additional Rent are sometimes referred to collectively herein as "rent."

                 4.5 If Tenant fails to make any payment of the Base Rent, Additional Rent or any other sum payable to Landlord on or before the date which is three (3) days after such payment is due and payable (without regard to any grace period specified in the Lease), Tenant shall pay a late charge of five percent (5%) of the amount unpaid. In addition, if Tenant's failure to make such payment continues for more than thirty (30) days after the date such payment is due and payable, such payment and such late charge shall bear interest at the Default Rate as set forth in this Lease from the date such payment was due to the date of payment thereof. Such late charge and interest shall constitute Additional Rent due hereunder, shall be paid with the next monthly installment of Base Rent coming due hereunder, shall constitute agreed liquidated damages and not penalties, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

                 4.6 Base Rent for the thirteenth (13/th/) and thirty-seventh (37/th/) months of this Lease shall be abated.

           Article V Increases In Operating Expenses.
           -----------------------------------------

                 5.1 Commencing on the first day of the second Lease Year and thereafter during the Lease Term and any renewal thereof, Tenant shall pay to Landlord as Additional Rent Tenant's Operating Expense Percentage of any increase of Operating Expenses for each Calendar Year, falling entirely or partially within the Lease Term, over the Base Operating Expenses.

                 5.2 Operating Expenses, as that term is used herein, shall mean all costs and expenses (excluding the cost of any capital improvements [other than as provided in item 8 below] or costs specifically billable to tenants) that Landlord shall pay or become obligated to pay in connection with the ownership, management, operation and maintenance of the Building, including but not limited to, the following:

                 (a)

                   (1) Wages, salaries and all benefits and pension payments of all employees engaged in operating and maintenance or security of the Building, including taxes, insurance and benefits relating thereto.

                   (2) All supplies and materials used in operation and
                       maintenance of the Building.

                   (3) Cost of all utilities (including surcharges) for the
                       Building, including the cost of elevators, water, sewer, power, heating, lighting, air conditioning and ventilating for the Building.

                   (4) Cost of all maintenance and service agreements for the
                       Building and the equipment therein, including but not limited to, security, concierge and energy management services, window cleaning, elevator maintenance and janitorial service.

                   (5) Cost of all insurance relating to the Building, including the cost of casualty and liability insurance applicable to the Building and Landlord's

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

                           personal property used in connection therewith, and worker's compensation insurance.

                    (6) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant), and a management fee for managers of the Building approximately equivalent to the prevailing market rate charged by other management firms operating in the Reston, Virginia area for the management of similarly-classed office buildings.

                    (7) The costs of any additional services made available to all tenants generally by Landlord in the prudent management of the Building.

                    (8) The cost of any capital improvements made to the Building that, in Landlord's reasonable judgment, are expected to result in a net reduction of Operating Expenses or are required under any governmental law or regulation, such cost thereof to be amortized over the useful life of the capital improvement (only the annual amortization amount to be included in Operating Expenses), together with interest on the unamortized balance at a per annum rate equal to two percent (2%) over the prime rate published in the Wall Street Journal's Money Rates Column on the first business day such capital improvements are completed, or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing said capital improvements.

                    (9) All personal property taxes and any other taxes which may be assessed during the Lease Term as a result of leasing space in the Building, including any business improvement district or similar tax, value-added tax, ad valorem tax or excise tax. It is agreed that Tenant shall be responsible for all ad valorem taxes on Tenant's personal property.

         Operating Expenses and Real Estate Taxes shall not include the following:

                (b)

                    (1)    Original construction costs of the Building;

                    (2) Expenses for repairs, replacements or maintenance arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors, or suppliers; or (ii) result by reason of deficiencies in design or workmanship, except conditions from ordinary wear and tear;

                    (3) Expenses associated with leasing space in the Building or the sale of any interest in the Building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of any tenant such as space planning, moving costs, rental and other tenant concessions;

                    (4) Amounts paid to any partners, shareholder, officer, or director of Landlord, for salary or other compensation except to the extent paid in connection with ownership, management, operation or maintenance of the Building;

                    (5)    Reserves for repairs, maintenance, and replacements;

                    (6) Any amounts paid to any person, firm, or corporation that is related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they

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                           exceed arms-length competitive prices paid in the
                           Reston, Virginia area for the services or goods provided;

                    (7) Costs of electricity outside normal business hours sold to tenants of the Building by Landlord or service in excess of that furnished to Tenant if Landlord received reimbursement from such tenants as an additional charge;

                    (8) Costs of repairs incurred by reason of fire or other casualty or condemnation if Landlord receives compensation therefor through the proceeds of insurance or condemnation awards;

                    (9) Costs of renovating or otherwise improving space for new or existing tenants or in renovating space vacated by any tenant or any other work which Landlord performs for any tenant;

                    (10) Interest, penalties or liens arising by reason of Landlord's failure to timely pay any operating expense (including ground rent) or real estate tax due;

                    (11) Costs incurred for maintenance of any retail areas of the Building, or compensation paid to clerks, attendants, sales persons, or other persons on or in commercial concessions (including the parking lot) operated in the Building;

                    (12) Costs relating to maintaining Landlord's existence as a corporation, partnership or other entity, such as trustee's fees, annual fees, corporate or partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to Building operations);

                    (13) Costs (including fines and penalties imposed) incurred by Landlord to remove any hazardous or toxic wastes, materials or substances from either the Building or land;

                    (14) Depreciation of the Building or any equipment, machinery, fixtures or improvements therein;

                    (15) The cost of any "tap fees" or one time lump sum sewer or water connection fees for the Building;

                    (16) Landlord's general corporate overhead and general administrative expenses except to the extent paid in connection with ownership, management, operation or maintenance of the Building;

                    (17) Costs directly resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees;

                    (18)   Ground rents;

                    (19) Salaries, wages, or other compensation paid to employees of any property management organization being paid a fee by Landlord for its service where such services are covered by a management fee; or the allocation of salaries, wages, or other compensation to any employee of Landlord who is not exclusively assigned to the operation, management, maintenance, or repair of the Building in excess of that portion of work such employee actually performs for the Property;

                    (20) Costs unrelated to the Property, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Property;

            (21) Accounting or legal fees other than those incurred in connection with reducing or attempting to reduce Operating Expenses or Real Estate Taxes;

            (22) Costs incurred to remedy, repair or otherwise to correct any violation that existed as of the Lease Commencement Date;

            (23) Principal and interest payments pursuant to any mortgage or deed of trust covering the Building or the land;

            (24) Costs of sculpture, paintings and other art objects;

            (25) Costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Property;

            (26) The cost of any electric current reimbursed directly to
                 Landlord by any tenant through metering or any other means;

            (27) Cost of any item, service or repair to the extent it is covered by a warranty, guaranty or insurance policy maintained or held by the Landlord; and

            (28) No inheritance tax, estate tax, succession tax, transfer tax, or gift tax shall be included as real estate tax.

            (29) The rent for Landlord's on-site management or leasing office;

            (30) Increased insurance premiums caused by Landlord's or any other tenant's hazardous acts;

            (31) Rental costs and related expenses for leasing systems or equipment that would be considered a capital improvement or expenditure if purchased except to the extent such capital improvement or expenditure would be permitted pursuant to
                 Section 5.2(a)(8);

            (32) Interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

            (33) Cost of replacing or retrofitting the HVAC system but only to the extent specifically required so as to comply with laws that regulate or prohibit the use or release of chlorofluorocarbons
                 (CFSs) or hydrocarbons (HCFSs);

          5.3 If the average occupancy rate for the Building during any Calendar Year is less than ninety-five percent (95%), or if any tenant is separately paying for janitorial services or other services furnished to its premises, Operating Expenses for such Calendar Year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such Calendar Year if such average occupancy rate had been ninety-five percent (95%) and if Landlord paid for janitorial services and other services furnished to such premises.

          5.4 Prior to the first day of the second Lease Year and thereafter at or after the beginning of each Calendar Year subsequent to the Calendar Year in which Tenant's obligation to pay Additional Rent commences (or more frequently if deemed reasonably necessary by Landlord) Landlord shall submit to Tenant a statement of Landlord's reasonable estimate on an annual basis of any increase in Operating Expenses over the Base Operating Expenses, and within thirty (30) days after delivery of such statement Tenant shall pay to Landlord as Additional Rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Operating Expense Percentage of such increase ("Tenant's Share"). In case such estimate is submitted during the Calendar Year (other than the Calendar Year in which Tenant's obligation to pay Additional Rent commences), Tenant shall include with the next monthly installment of Base Rent (i) a lump sum payment to Landlord equal to one-twelfth (1/12) of Tenant's Share multiplied by the number of months in such Calendar Year that will have elapsed prior to the first month the payment required by clause (ii) hereof is due and (ii) begin paying to the Landlord monthly as Additional Rent, due and payable on the first day of each month an amount equal to one-twelfth (1/12) of Tenant's Share. Within six (6) months, after the expiration of the Calendar Year in which Tenant's obligation to pay Additional Rent commences and each Calendar Year thereafter during the Lease Term, Landlord shall submit to Tenant a statement (which shall include a general itemization of the Base Operating Expenses) showing the determination in reasonably itemized detail by category of expense of the total actual increase in Operating Expenses and Tenant's Share. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's Share of the actual increases incurred for the preceding Calendar Year, then Tenant may deduct such overpayments from its next payment or payments of monthly Base Rent until fully reimbursed therefor, or, if such overpayment occurs in the final year of the Lease Term, Landlord will refund such amount to Tenant within twenty (20) days . If such statement shows that Tenant's Share of Landlord's actual increases exceeded Tenant's monthly payments for the preceding Calendar Year, the deficiency shall be paid by Tenant together with the next monthly installment of Base Rent due.

            5.5 If the Lease Term expires on a day other than the last day of a Calendar Year, respectively, then Tenant's liability for its proportionate share of increases in Operating Expenses and Real Estate Taxes incurred during such Calendar Year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full Calendar Year by a fraction, the numerator of which is the number of days during such partial Calendar Year, and the denominator of which is 365. Tenant's liability for payment of its proportionate share of increases as aforesaid shall survive expiration or termination of this Lease. If Tenant's monthly estimated payments made during such partial Calendar Year exceed its actual proportionate share, such excess (after deducting therefrom any amounts due from Tenant to Landlord) shall be refunded by Landlord within thirty (30) days after completion of Landlord's reconciliation for that Calendar Year, which obligation shall survive the expiration or earlier termination of this Lease.

            5.6 Within six (6) months after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to upon ten
(10) days' notice to audit, inspect and copy such books and records at Tenant's sole cost and expense. If it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment. If the extent of the error is more than three percent (3%) of the amount charged to Tenant as its share of the increase in Operating Expenses, then Landlord shall pay the cost of the audit. Any payment, refund or credit made pursuant to this Section 5.6 shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provision hereof; provided however, such right to correct or adjust rental payments shall terminate at the expiration of two (2) years after the date any payment shall have become due.

     Article VI Increases in Real Estate Taxes.
     -----------------------------------------

            6.1 Commencing on the first day of the second Lease Year and thereafter during the Lease Term and any renewal thereof, Tenant shall pay to Landlord as Additional Rent, Tenant's Real Estate Percentage of any increase in Real Estate Taxes for each Calendar Year falling entirely or partially within the Lease Term over the Base Real Estate Taxes. Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the land on which the Building is situated ("Land") during any Calendar Year, and (ii) any other present or future taxes or governmental charges, including any business improvement district assessments, that are imposed upon Landlord or assessed against the Building and/or the Land during any Calendar Year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, but shall not include any federal, state or local income tax or any franchise, estate, inheritance, capital stock, excise or excess profits tax, unless such taxes are in the nature of or in substitution for Real Estate Taxes. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including but not limited to, legal fees provided such legal fees are at competitive rates. Landlord shall provide evidence of such expenses to Tenant.

            6.2 Prior to the first day of the second Lease Year and thereafter at or after the beginning of each Calendar Year subsequent to the Calendar Year in which Tenant's obligation to pay Additional Rent commences (or more frequently if deemed necessary by Landlord), Landlord shall submit to Tenant a statement of Landlord's reasonable estimate of any such tax increase over the Base Real Estate Taxes and within thirty (30) days after delivery of such statement, Tenant shall pay to Landlord, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount determined to be Tenant's aforesaid percentage of such increase in annual Real Estate Taxes. Within six (6) months, after the expiration of the Calendar Year in which Tenant's obligation to pay Additional Rent commences and each Calendar Year thereafter during the Lease Term, Landlord shall submit to Tenant a statement (which statement shall include a copy of the tax bill for the Base Real Estate Taxes and a copy of the real estate tax bill for the year in question), showing the determination of the total actual increase in Real Estate Taxes and Tenant's proportionate share of such increase. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's share of the actual increase incurred for the preceding Calendar Year, then Tenant may deduct such overpayments from its next payment or payments of monthly Base Rent until fully reimbursed therefor. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding Calendar Year, then Tenant shall pay the total amount of such deficiency to Landlord together with the next monthly installment of Base Rent due.

            6.3 If the Lease Term expires on a day other than the last day of a Calendar Year, Tenant's liability for its proportionate share of increases in Real Estate Taxes incurred during such Calendar Year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full Calendar Year by a fraction, the numerator of which is the number of days during such partial Calendar Year, and the denominator of which is 365. Tenant's liability for a payment of its proportionate share of increases as aforesaid shall survive expiration or termination of this Lease. If Tenant's monthly estimated payments made during such partial Calendar Year exceed its actual proportionate share, such excess (after deducting therefrom any amounts due from Tenant to Landlord) shall be refunded by Landlord within thirty (30) days after completion of Landlord's reconciliation for that Calendar Year.

     Article VII Use of Premises.
     ---------------------------

            7.1 Tenant will use and occupy the Premises solely for general office purposes consistent with a first class office building in the Reston, Virginia, metropolitan area and only in accordance with the uses permitted under all applicable laws, ordinances and other municipal regulations and for no other use or purpose. Tenant will not use or occupy the Premises for any unlawful purpose, or for any purpose that will constitute a nuisance or unreasonable annoyance to Landlord or other tenants of the Building, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public authority having jurisdiction over the Premises.

            7.2 Tenant shall not generate, use, store or dispose of any Hazardous Material in or about the Building. For purposes of this Lease, "Hazardous Materials" shall include, but shall not be limited to, (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any similar law of any jurisdiction in which the Building is located, (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, and (f) any substance whose presence could be detrimental to the Building or hazardous to health or the environment. Tenant shall defend (at Landlord's election), indemnify and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses arising during or after the Lease Term and arising from Tenant's breach of this Section 7.2. The indemnification pursuant to this Section shall survive termination or expiration of this Lease for a period of three (3) years. Tenant shall promptly forward to Landlord copies of all writings received by Tenant relating to any alleged or suspected discharge or the alleged or suspected presence of any Hazardous Materials in or about the Premises or the Building (to the extent resulting from or relating to Tenant's operations in the Premises), including without limitation any reports, citations, notices or other writings by, to or from any governmental or quasi-governmental authority empowered to regulate or oversee the disposition of Hazardous Materials, whether demonstrating compliance with applicable law or giving notice of any request for information or commencement of investigation, or constituting an informal request for action or to show cause why action is not required, a formal request, or any other administrative or court document.

            7.3 Landlord represents and warrants that to its actual knowledge, without a duty to investigate, the Building, does not as of the Lease Commencement Date contain Hazardous Materials. Tenant shall have no obligation to remove or remediate any Hazardous Materials that exist at the Building as of the Lease Commencement Date of this Lease. Landlord shall remove and/or remediate any Hazardous Materials (unless such removal or remediation is the responsibility of Tenant or any other third party) to the extent and solely to the extent that such remediation or removal is required by any law or regulation relating to Hazardous Materials.

     Article VIII Assignment and Subletting.
     --------------------------------------

            8.1 Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (any of the foregoing a "Transfer") without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request together with all information reasonably requested by Landlord in connection with the request from Tenant. Any Transfer or attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease and, in such event, Landlord shall have the right to terminate this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (i) financial statements for the proposed transferee for the past two (2) years prepared in accordance with generally accepted accounting principles, (ii) a TRW credit report or similar report on the proposed transferee, (iii) a detailed description of the business the proposed transferee intends to operate at the Premises, (iv) the proposed effective date of the Transfer and copies of any other agreements with the proposed transferee or in connection with the proposed Transfer, (v) a copy of the proposed Transfer agreement which includes all of the terms and conditions of the proposed Transfer, and (vi) a detailed description of any ownership or commercial relationship between Tenant and the proposed transferee. If the obligations of the proposed transferee will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (i), (ii), and (iii) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (i) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than twenty five percent (25%) of the voting stock of such corporation during the Lease Term (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (ii) if Tenant is a partnership or other entity, of more than twenty five percent (25%) of the profit and loss participation in such partnership or entity during the Lease Term (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership or entity. If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any Transfer shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed Transfer. If Landlord shall, pursuant to its rights hereunder, exercise any option to recapture the Premises, or shall, pursuant to its rights hereunder, deny a request for consent to a proposed Transfer, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed transferee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed Transfer. The assignment or sublease of a part or all of the Premises by Tenant to an Affiliate (as hereinafter defined) shall not constitute a Transfer and shall not require Landlord's consent or be subject to Landlord's recapture right. For purposes of this section, an "Affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities or interest or by contract or otherwise.

            8.2  The following terms and conditions shall be applicable to any
Transfer:

                 (1) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

                 (2) Landlord may accept rent from any person other than Tenant pending approval or disapproval of a proposed Transfer.

                 (3) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Article VIII.

                 (4) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by a transferee. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying anyone other than Tenant liable on the Lease or any guaranty and without obtaining their or Tenant's consent, and such action shall not relieve such persons from liability under this Lease or any guaranty.

                 (5) Upon the occurrence of an Event of Default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any transferee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

                 (6) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no Event of Default then exists under this Lease nor shall such consent be deemed a waiver of any then existing Event of Default (or fact or condition which with the passage of time or giving of notice and expiration of any cure period would constitute an Event of Default).

                 (7) [Intentionally Omitted]

                 (8) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

                 (9) No assignment, sublease or other document entered into in connection with a Transfer and applicable to the Transfer may be modified or amended without Landlord's prior written consent (not to be unreasonably withheld).

                 (10) Any transferee shall be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said transfer, other than such obligations as are contrary or inconsistent with provisions of an agreement to which Landlord has specifically consented in writing, and any assignee agrees to execute any documents reasonably required by Landlord to acknowledge its duties and obligations under this Lease.

                 (11) The form of the subtenant agreement shall be subject to the reasonable approval of Landlord. Landlord shall be provided with copies of the executed subtenant agreement.

            8.3 Tenant may not sublet all or any portion of the Premises without the prior written consent of Landlord, which will not unreasonably withheld, provided the following criteria are satisfied: (i) the proposed subtenant's or assignee's use of the Premises is permitted under this Lease,
(ii) the proposed subtenant or assignee is of good reputation and character;
(iii) the proposed subtenant or assignee is not otherwise a tenant of the Building, does not have diplomatic or sovereign immunity, and is not a federal, state or local governmental agency; (iv) the proposed subtenant or assignee does not intend to use the Premises for a Prohibited Activity (as hereinafter defined); and (v) Tenant and such proposed subtenant or assignee otherwise comply with the conditions set forth in this Article VIII. A "Prohibited Activity" for purposes of this provision shall include uses which will, in Landlord's reasonable judgment: (a) introduce undue amounts of public traffic in the Building (in excess of average traffic which Landlord reasonably believes is generated by other tenants in the Building), (b) place a strain on the existing plumbing, electrical and mechanical systems, or (c) generate unusually high densities of employees per square foot of rentable space. In addition, Tenant may not advertise space at a rental rate which is less than is being quoted by Landlord for other office space in the building at the time of such sublease of assignment.

            8.4 The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                 (1) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until an Event of Default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any Security Deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that Tenant has committed an Event of Default under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such Event of Default exists and notwithstanding any notice from or claim from Tenant to the contrary.

                 (2) If Tenant has committed an Event of Default under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or Security Deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

            8.5 Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of Additional Rent seventy-five percent (75%) of all amounts received by Tenant from any transferee in excess of the amounts payable by Tenant to Landlord hereunder (hereinafter the "Transfer Premium"). The Transfer Premium shall be reduced by the actual, reasonable (not to exceed market) brokerage commissions, tenant improvement allowance, alteration expenses, and legal fees actually paid by Tenant in order to complete the Transfer. "Transfer Premium" shall include but not be limited to all Base Rent, Additional Rent or other consideration of any type whatsoever payable by the transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the Additional Rent shall be determined on a per rentable square foot basis. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the transferee in connection with such Transfer to the extent that such payment in excess of fair market value is in lieu of Base Rent or Additional Rent. For purposes of calculating the Transfer Premium, expenses will be amortized over the life of the Transfer.

         8.6 Within thirty (30) days from any request of Tenant to Transfer all or a portion of the Premises, Landlord shall have the option to terminate this Lease with respect to any space affected by such proposed Transfer as of the date thirty (30) days after Landlord's election (in which case, Tenant shall be released for liability accruing after the effective date of termination). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Operating Expense Percentage increases, the number of parking spaces and other items (e.g., directory strips) Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost partitions to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed transferee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting.

         8.7 In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, Tenant shall promptly pay, as Additional Rent, Landlord's costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees (not to exceed $1,000), or, if no third party fees are claimed by Landlord, an administrative fee of One Thousand and No/100 Dollars ($1,000.00).

         8.8    Assignments Permitted. Notwithstanding any provisions to the
                ---------------------
contrary contained in this Lease, this Lease may be assigned, or the demised premises may be sublet, in whole or in part, without the consent of Landlord to any corporation or other entity into or with which Tenant may be merged or consolidated or to any corporation or other entity which shall be an affiliate, subsidiary or successor of Tenant, or of a corporation or other entity into or with which Tenant may be consolidated. Under no circumstances shall a sale of a majority or more of the common stock or other form of equity ownership of Tenant be deemed an assignment pursuant to the terms and provisions of this Lease. The provisions of Section 8.6 shall not apply to Transfers described in this Section
8.8. Although the assignments or sublettings described in this Section 8.8 are Transfers, to the extent that a provision in this Article requires Landlord's consent such consent shall not be required for the transactions described herein.

         For purposes of this Section a "subsidiary" or "affiliate" or a "successor" of Tenant shall mean the following:

         (a) An "affiliate" shall mean any corporation or other entity which, directly or indirectly controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities or interest or by contract or otherwise.

         (b) A "subsidiary" shall mean any corporation or other entity not less than 50% of whose outstanding stock or other form of equity ownership shall, at the time, be owned directly or indirectly by Tenant.

         (c) A "successor" of Tenant shall mean an entity into or with which Tenant is merged or consolidated or an entity to which substantially all of Tenant's assets are transferred in accordance with applicable statutory provisions for merger or consolidation of corporation or other entities, provided that by operation of law or by effective provisions contained in the instruments or merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation (provided further that such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and that such corporation or entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger or transfer).


           Article IX Maintenance.
           ----------------------

         9.1 Tenant will keep the Premises and fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, except for ordinary wear and tear and damage by fire or other casualty which is governed by Article XIX, and will, at the expiration or other termination of the Lease Term, surrender the same as required by
Article XXIV. Tenant shall maintain a maintenance contract for the repair and maintenance of the separate air conditioning equipment (either installed by Landlord or Tenant.) to service the Tenant's computer lab.

         9.2 Throughout the Lease Term, Landlord will promptly and expeditiously undertake and manage, in a manner consistent with other office buildings in the Reston, Virginia area, all necessary or customary repairs to, and maintenance of: (a) base building structural systems; (b) the roof; (c) all base building mechanical, plumbing, life safety and electrical systems; and (d) Common Areas.

         Article X Tenant Alterations.
         -----------------------------

         10.1 The original improvement of the Premises shall be constructed by Landlord at Landlord's sole cost and expense in accordance with Exhibit B.
                                                                ---------
Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively "Alterations") in or to the Premises except as set forth in Exhibit B or
                                                            ---------
otherwise expressly provided in this Lease. Any additional Alterations, which are necessary in order for the Premises to comply with requirements of the Americans with Disabilities Act (as hereinafter defined) or such other laws or amendments thereto which may be hereinafter enacted during the term of this Lease or any extensions or renewals hereof shall be the responsibility of Tenant except, however, Tenant shall not be responsible for making any structural improvements, and Tenant hereby agrees to indemnify Landlord for any loss, claim or damages incurred by Landlord as a result of Tenant's failure to make such additional Alterations.

         10.2 Except for minor, cosmetic improvements not visible from outside of the Premises or alterations which cost less than Twenty-Five Thousand Dollars ($25,000) do not affect the Building Systems and are not visible from outside of the Premises (such as interior painting or floor coverings), Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any Alterations in, on or about the

Premises or the Building. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. Notwithstanding the foregoing, Landlord's approval of non-structural Alterations which do not affect the base building system will not be unreasonably withheld. At the expiration of the Lease Term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Building to their prior condition, at Tenant's expense (excluding the Alteration of the Premises to expand the computer lab to include one additional office space). Notwithstanding anything else contained herein, all fixtures shall, at the sole option of Landlord, become the property of Landlord and shall not be removed without Landlord's prior written consent. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Building, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or Alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide to Landlord for Alterations which cost Fifty Thousand Dollars ($50,000) or more, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount reasonably approved by Landlord and workers compensation insurance. Notwithstanding anything herein to the contrary, no Landlord fees shall apply to and Tenant shall not be required to remove (unless Landlord otherwise notifies Tenant with plan approval) any Improvements installed as part of Tenant's initial build-out and approved by Landlord, other than Tenant fixtures and equipment.

         10.3 Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Additionally, Landlord may condition its consent, among other matters, to Tenant performing such Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises. All Alterations which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant's sole expense, and shall be made and done in a good and workmanlike manner and with new materials.

         10.4 Tenant shall not permit a mechanic's lien or liens to be placed upon the Premises or the Building as a result of any Alterations made by it and agrees, if any such lien be filed on account of the acts of Tenant, promptly to discharge the same. In the event Tenant fails to discharge any such lien, it may be paid by Landlord after written notice to Tenant without releasing Tenant and the cost charged to Tenant as Additional Rent under this Lease.

         10.5 Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building.

         10.6 Notwithstanding anything contained herein to the contrary, all Alterations undertaken by Tenant shall be performed in accordance with Exhibit H.

           Article XI Signs; Furnishings.
           ------------------------------

         11.1 Tenant shall not inscribe, paint, affix, or otherwise display any sign, advertisement or notice on any part of the outside or inside of the Building. Landlord shall provide at no cost to Tenant a standard suite identification sign to be affixed by Landlord at the exterior entrance to the Premises in the standard size, color and style selected by Landlord for the Building. Landlord shall also prepare and install at no cost to Tenant a standard name plate for the lobby directory of the Building. If any other signs advertisements or notices are painted, affixed, or otherwise displayed without the prior approval of Landlord, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal. The signage rights granted to Tenant in this Article XI are personal to the original Tenant and may not be assigned by or to any person or entity other than Tenant. Landlord shall provide Tenant with signage rights to place its name or logo on the monument sign at the intersection of Sunrise Valley Drive and Roland Clarke Place. Furthermore, in the event that Tenant leases at least twenty-five thousand (25,000) rentable square feet in the Building, subject to Landlord's review, local codes, and the rights of other Tenants. Tenant shall have the right to place its name or logo at the top of the Building facing Sunrise Valley Drive.

         11.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into, in or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of, Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

         11.3 Landlord shall allow Tenant to use the furniture that is currently located in the Premises as described in Exhibit D (the "Furniture") at
                                                  ---------
no cost or expense to Tenant. The Furniture is delivered in its "AS IS" condition with no representation or warranty with respect to its condition or fitness for any use. Tenant will keep the furniture in as good condition as received, will suffer no waste or injury thereto, except for ordinary wear and tear, damage by fire or other casualty. Tenant will surrender such furniture upon expiration of this Lease. Furniture shall remain the property of Landlord.

           Article XII Tenant's Equipment.
           -------------------------------

         Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than standard electric typewriters, personal computers, telephone system, adding machines, radios, televisions, clocks and copying machines, coffee machines, microwaves and customary equipment used for office purposes (provided such equipment does not require excess electrical consumption or vibration eliminators) without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of utilities as determined in the sole discretion of Landlord and for the cost of separate metering or additional wiring as may be occasioned by the operation of said equipment or machinery. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Premises or the Building without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Landlord reserves the right to separately meter any utility consumption in the Premises.

       Article XIII Security Deposit.
       ------------------------------

         Tenant shall deposit with Landlord the Security Deposit, as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. The Security Deposit shall be in the form of cash. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any Base Rent or Additional Rent which Tenant shall not have paid or which may become due after the occurrence of such Event of Default, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease or (iii) any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including damages or deficiency in the reletting of the Premises. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within fifteen (15) days to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount held by Landlord prior to Landlord's exercising any of its rights to use or apply the Security Deposit hereunder. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within Thirty (30) days after the expiration of the Term, with interest accruing at three percent (3%) per annum. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the same to Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to Tenant, Landlord shall be completely relieved of liability under this Article. In the event of a transfer of Landlord's interest in the Premises, Landlord shall transfer the Security Deposit to the transferee thereof. In such event, upon the delivery by Landlord to the transferee of Landlord's interest of the Security Deposit, Landlord shall be deemed to have been released by Tenant from all liability or obligation for the return of such Security Deposit, and Tenant agrees to look solely to such transferee for the return of the Security Deposit and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit provided however that Landlord's lender is not responsible for the Security Deposit unless actually received by Landlord's lender or its affiliate. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord to be granted or withheld in Landlord's sole and absolute discretion.

       Article XIV Inspection
       ----------------------

         Tenant will permit Landlord, or its agents or other representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building and to make such Alterations and/or repairs to the Building, including the common areas of the Building, as in the sole judgment of Landlord may be deemed necessary, and to make any Alterations and/or repairs to the Premises as Landlord, in its sole judgment, may deem necessary, or to exhibit the same to prospective tenants, purchasers or mortgagees, provided, however, that with respect to perspective tenants, Landlord may only exhibit the same during the last nine (9) months of the Lease Term or nine (9) months prior to a potential recapture of all or a portion of the Premises. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises.

       Article XV Insurance.
       --------------------

         15.1 Landlord agrees that it will keep the Building insured against loss due to fire and other property risks included in standard all risk coverage/special form insurance policies, and covering loss of income from such property risk.

         15.2 Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the Term, a policy of commercial general liability insurance with broad form property damage endorsement, naming Landlord, and any mortgagee of the Building, any ground landlord and any other party requested by Landlord as additional named insured(s), protecting such parties against any liability for bodily injury, death or property damage occurring upon, in or about any part of the Building, the Premises or any appurtenances thereto, with such policies to afford protection to the limit of not less than Five Million Dollars ($5,000,000) limit per occurrence and in the aggregate with respect to bodily injury including death and property damage with a deductible no greater than One Thousand Dollars ($1,000.00) for any single occurrence and otherwise acceptable to Landlord, in Landlord's sole discretion. Tenant shall obtain and keep in force during the Term of this Lease "all risk"/special form property insurance covering the full replacement cost without depreciation of the tenants furniture, all furniture as described on Exhibit D attached hereto, fixtures and equipment, including Tenant's improvements and betterments whether installed by the Tenant or the Landlord. Tenant shall also carry business interruption coverage and loss of rents coverage. The limit for loss of rents coverage shall be in the amount of one year's rent and shall be payable directly to Landlord.

         15.3 Said property insurance shall be written on at least a 90% co-insurance basis. By way of example and not limitation, such policies shall provide protection against ALL perils included within the Special Form classification, including "fire and extended coverage," vandalism and malicious mischief, theft, sprinkler leakage, water damage, sewer backup, and flood damage. Tenant shall, at all times during the Lease Term, maintain in effect statutory Workers' Compensation insurance as required by applicable law. With the exception of Worker's Compensation, all policies shall include hold harmless and waiver of subrogation endorsements in favor of the Landlord.

         15.4 The insurance policy required to be obtained by Tenant under this Lease (i) shall be issued by an insurance company of recognized responsibility licensed to do business in the jurisdiction in which the Building is located with a rating of at least "A" and a financial rating of at least "Class X" (or such other rating as may be required by any lender having a lien on the Building) as set forth in the most recent edition of "Best Insurance Reports", and (ii) shall be written as primary coverage and not contributing with or in excess of any coverage which Landlord may carry. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each insurance policy required to be obtained by Tenant under this Section, on or before the Lease Commencement Date, and at least thirty (30) days before the expiration of any expiring policy or certificate previously furnished, Tenant shall deliver to Landlord a renewed certificate of insurance therefor, together with evidence of payment of all applicable premiums. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be canceled unless Landlord and any other additional insured under this Lease shall have received thirty (30) days' prior written notice of such cancellation.

         15.5 Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Premises and/or the Building that will invalidate or be in conflict with insurance policies covering the Building or any part thereof, and shall not do, or permit anything to be done, in or upon the Premises and/or the Building, or bring or keep anything therein, which shall increase the rate of insurance on or related to the Building or on any property located therein. If, by reason of the failure of Tenant to comply with the provisions of this subsection, the insurance rate shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord on demand, for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord shall have paid on account of an increase in the rate or rates in its own policies of insurance.

         15.6 Landlord and Tenant agree to obtain and maintain throughout the term of this Lease endorsements to their respective All Risk Coverage policies waiving the right of subrogation of their insurance companies against the other party and its agents and employees. Each party hereto waives all claims for recovery from the other party for any loss or damage to any of its property arising from a risk insured against in the standard All Risk Coverage insurance policies required to be carried pursuant to this article, even though such loss was caused by the negligence of the Landlord or Tenant, their agents and employees and even though Landlord or Tenant may not actually have maintained such coverage.

       Article XVI Services and Utilities.
       ----------------------------------


         Throughout the Lease Term, Landlord agrees to furnish to Tenant the following services:

                 (1) Electricity during normal business hours for normal lighting purposes and the operation of ordinary office equipment and the operation of such equipment as identified in Exhibit B-1 hereto;
                                             -----------

                 (2)      Adequate supplies for toilet rooms;

                 (3) Normal and usual cleaning services for the Premises (except for the computer room) after business hours each day except on Saturdays, Sundays and legal holidays recognized by the United States Government as set forth in Exhibit E; Hot and
                                                              ---------
                 cold running water in the bathrooms;

                 (4) Air cooling/heating, when required, between the hours of 8:00 A.M. and 6:00 P.M. Mondays through Fridays and between 8:00 A.M. and 1:00 P.M. on Saturdays, except on legal holidays recognized by the United States Government ("Building Standard Hours"). Landlord reserves the right to establish and collect a charge for air cooling/heating utilized by Tenant during hours and/or days other than during Building Standard Hours, but Landlord's failure to establish and/or collect such charge shall not be deemed a waiver of Landlord's right to include all costs for air cooling in the computation of Operating Expenses. The cost for cooling/heating and electric to Tenant other than during Building Standard Hours from and after the Lease Commencement Date will be Fifty Dollars ($50.00) per hour, subject to change from time to time by Landlord upon written notice to Tenant (provided such charge reflects Landlord's costs only). Landlord acknowledges that the separate air conditioning unit servicing the computer room is not subject to the foregoing additional charge;

                 (5) All electric bulbs, ballasts and fluorescent tubes in standard light fixtures in the Premises and the Common Areas;


                 (6) Lamping of all Building standard ceiling lighting fixtures in the Premises; and

                 (7) An electronic card-key building access system which will provide Tenant with twenty-four (24) hours per day, seven (7) days per week access to the Building, Premises, elevators and parking lot, provided, however, that Tenant acknowledges and agrees that repairs, hazardous conditions and circumstances beyond Landlord's reasonable control may prevent access to the Premises or parking lot from time to time.

       Article XVII Liability of Landlord.
       -----------------------------------

         17.1 Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any person or entity claiming through Tenant for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; or leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building; or use by Tenant of furniture, in each instance, only to the extent such damage or claim was not due to the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees. Any property stored or placed by Tenant or its employees, agents, invitees or any other person or entity claiming through Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the land.

         17.2    (a)      Tenant shall indemnify and hold Landlord, its
employees and agents harmless from and against all costs, damages, claims, liabilities, fines, suits, expenses and damages of any kind (including attorneys' fees) asserted by or on behalf of any person, entity or governmental authority against Landlord, directly or indirectly, based on or arising out of
(a) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any employee, agent or invitee of Tenant, or (c) any failure of Tenant to perform any of Tenant's obligations under this Lease.

         (b) Landlord shall indemnify and hold Tenant, its employees and agents harmless from and against all costs, damages, claims, liabilities, fines, suits, expenses and damages of any kind (including attorneys' fees) asserted by or on behalf of any person, entity or governmental authority against Tenant, directly or indirectly, based on or arising out of any act or omission of Landlord or any employee, agent or invitee of Landlord.

         17.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer. Within fifteen (15) days after any such transferee's request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

         17.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder unless required by law.

         17.5 If Tenant or any employee, agent or invitee of Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building or the proceeds from the sale of the Building (or the amount of the proceeds from the sale of the Building if such proceeds have been distributed or commingled with other funds of the Landlord). No other asset of Landlord, any partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any partner of Landlord.

       Article XVIII Rules and Regulations.
       ------------------------------------

         Tenant, its agents. employees, and invitees shall at all times abide by and observe the rules and regulations attached hereto as Exhibit F. In addition,
                                                         ---------
Tenant, its agents, employees, and invitees, shall abide by and observe such other reasonable and non-discriminatory rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building: provided, however, that the same are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, or invitees. If there is any inconsistency between this Lease and the rules and regulations as set forth in Exhibit F, this Lease shall govern.
                            ---------

     Article XIX Damage.
     ------------------

          19.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Building and, only to the extent insurance proceeds are made available from Tenant's insurer, the improvements within the Premises, to substantially the same condition they were in prior to such damage or destruction; provided, however, that if (i) in Landlord's reasonable judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) or (ii) twenty percent (20%) or more of the Premises or fifty percent (50%) or more of the Building is damaged and less than one (1) year would remain of the Lease Term or any renewal thereof upon completion of the repairs, then either party shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination to the other party within forty-five (45) days after the occurrence of such damage or destruction.

          19.2 If this Lease is terminated pursuant to Section 19.1 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Building and, provided insurance proceeds for the replacement of the improvements within the Premises are made available from Tenant's insurer, the Premises are substantially complete, Tenant shall be required to pay the Base Rent and Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Building; provided, however, that Landlord (i) shall not be required to repair or restore the contents of the Premises, including without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant and any other personal property of Tenant, and (ii) shall be required to repair and restore the improvements within the Premises only to the extent that insurance proceeds for same are made available from Tenant's insurer. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any portion of the Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

          19.3 Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any mortgage fails or refuses to make insurance proceeds available 7for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

     Article XX Condemnation.
     -----------------------

          20.1 If all or any portion of the Building or the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi- governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "Condemnation"), and such Condemnation shall materially and adversely affect Tenant's use of the Premises then this Lease shall terminate on the date possession thereof is taken by authority and rent shall be apportioned as of such date. In the event of the Condemnation of any portion of the Premises which does not materially and adversely affect Tenant's use of the Premises, then this Lease shall continue in full force and effect as to the part of the Premises not Condemned, except that as of the date possession is taken by such authority Tenant shall not be required to pay the Base Rent and Additional Rent with respect to the part of the Premises Condemned. Notwithstanding anything herein to the contrary, if twenty-five (25%) or more of the Land or fifty percent (50%) or more of the Premises, or the Building is Condemned, then either party shall have the right to terminate this Lease as of the date title vests in such authority.

          20.2 All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

     Article XXI Default of Tenant.
     -----------------------------

          21.1 Each of the following shall constitute an Event of Default: (a) Tenant's failure to make any payment of the Base Rent, Additional Rent or any other sum (i) within five (5) days notice from Landlord that such payment has not been made ("Landlord Notice") or (ii) if Tenant has received three (3) such Landlord Notices during such Lease Year within five (5) days after such payment's due date; (b) Tenant's failure to take possession of the Premises within sixty (60) days of the Lease Commencement Date; (c) Tenant's violation or failure to perform or observe any other covenant or condition, which violation or failure continues for a period of thirty (30) days after notice thereof from Landlord, or if such violation or failure is remediable but is of such a nature that it cannot be remedied within such thirty (30) day period, then for such longer period (not to exceed ninety (90) days subject to Force Majeure ) as may reasonably be required, provided that Tenant promptly commences and diligently pursues such remedy to completion; (d) Tenant's abandonment or vacation of the Premises; (e) an Event of Bankruptcy as specified in Article XXII with respect to Tenant, any general partner of Tenant (a "General Partner") or any Guarantor; or (f) Tenant's dissolution or liquidation.

          21.2 If there shall be an Event of Default, including an Event of Default prior to the Rent Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums due under the terms and conditions of this Lease. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in rentable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either:

          (a) an amount equal to the Base Rent, Additional Rent and other amounts due Landlord which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term: or

          (b) an amount equal to the Present Value Damages. "Present Value Damages" shall be an amount equal to the present value (as of the date of Tenant's default) of the difference between (i) the Base Rent and Additional Rent that would have become due through the date on which the Lease Term would have expired but for Tenant's default, and (ii) the fair market rental value(as reasonably determined by Landlord) of the Premises for the same period, which Present Value Damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

          21.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

          21.4 If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

          21.5 If Tenant fails to make any payment to any third party or any act herein required to be made or done by Tenant, upon the occurrence of an Event of Default with respect thereto, or sooner if such failure presents a material risk to Landlord's interest in the Building and Landlord gives Tenant prior written notice of same, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the lesser of a rate per annum (the "Default Rate") which is two (2) whole percentage points higher than the highest Prime Rate as published in the Wall Street Journal's Money Rates Column, or (ii) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located, from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

          21.6 Landlord's Default and Tenant's Remedies. In the event of any
               ----------------------------------------
breach or default by Landlord under this Lease which breach or default is remediable and which (i) continues for a period of thirty (30) days after notice thereof from Tenant, then in addition to all other rights and remedies of Tenant under this Lease and at law or equity, Tenant may (but shall not be obligated to) cure such breach on behalf of Landlord, and upon demand by Tenant Landlord shall promptly pay to Tenant the reasonable and actual costs and expenses of such cure. Provided, however, that such breach or default is of a nature that it cannot be remedied within a thirty (30) day period then Tenant shall not have the foregoing right unless Landlord is not diligently pursuing a remedy to completion. Notwithstanding anything contained in this Lease to the contrary, in the event of an emergency situation, the correction of which is Landlord's responsibility, Tenant shall immediately notify Landlord or the property manager orally or by facsimile, and upon the failure of Landlord or the property manager to promptly correct the emergency situation, Tenant shall have the right to correct the same and receive reimbursement therefor provided that the failure of Landlord to immediately correct the emergency situation shall not be considered a Default under this Lease. An "emergency" situation shall be presumed if the prompt or immediate failure to cure has the potential to result in injuries to persons or damage to property.

          When Tenant makes demand for payment, Tenant shall furnish Landlord an itemized statement of the costs and expenses incurred for cure. All costs and expenses incurred or advanced by Tenant under this Section 21.6 shall accrue interest at the Default Rate from thirty (30) days after the date Landlord receives a demand for payment and an itemized statement of such costs and expenses until payment is made in fully by Landlord. Tenant's rights hereunder to cure Landlord's default shall not be deemed to (i) impose an obligation on Tenant to do so, (ii) render Tenant liable to Landlord or any third party for an election not to do so, (iii) relieve Landlord from any performance obligation hereunder or (iv) relieve Landlord from any indemnity obligation herein.

          21.7 Delay; Waiver. No delay or omission by either party hereto to
               -------------
exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms of this Lease shall impair the exercise of any such right or power or otherwise be construed to be a waiver thereof, except as otherwise herein provided. A waiver by either of the parties hereto of any of the covenants, conditions or agreements hereof to be performed by the other shall not be construed to be a waiver of any subsequent breach thereof or of any other covenant, condition, or agreement herein contained.

          21.8 Other Remedies. If either party shall fail to perform any of the
               --------------
covenants, conditions, requirements or obligations attributable to it under this Lease, then the other party shall have the right to seek any and all remedies to which it may be entitled at law or in equity, including injunctive relief or an order to compel performance.

          Article XXII Bankruptcy.
          -----------------------

          The following shall be Events of Bankruptcy under this Lease: (a) Tenant, a Guarantor or a General Partner becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"): (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, which is not dismissed within forty-five (45) days of such appointment or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partners (c) filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within forty-five (45) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant, a Guarantor or a General Partner making or consenting to an assignment for the benefit of creditors or a composition of creditors.

     Article XXIII Subordination.
     ---------------------------

          23.1 This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute within twenty (20) days any certificate that Landlord or such ground lessor or holder of such deed of trust may reasonably request. Notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale in which event Tenant shall attorn to such purchaser and shall recognize such purchaser as the Landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or Additional Rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord (provided, however, purchaser shall be responsible for any such breach, act or omission that continues after the date of attornment but only to the extent it occurs after such date), or (d) subject to any offsets or defenses which Tenant might have against any prior landlord provided, however, that after succeeding to Landlord's interest, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Within twenty (20) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or other proceeding is prosecuted or completed.

          23.2 At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder. Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease subject to the attornment provisions set forth above. In that event, this Lease shall continue as a direct lease between Tenant and such landlord or its successor.

          23.3 (a) After receiving notice from any person, firm or other entity that it holds a mortgage or deed of trust on the Building or the Land, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have an additional time period equal to the initial time period allowed to Landlord, after receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

          23.4 Landlord will endeavor to obtain a nondisturbance agreement from Landlord's present mortgagee in substantially the form attached as Exhibit G. Landlord will use commercially reasonable efforts to obtain a nondisturbance agreement from any future mortgagees.

     Article XXIV Delivery at End of Lease Term,
     ------------------------------------------

          24.1 On the Lease Expiration Date, Tenant shall without notice quit and surrender the Furniture and Premises broom clean and in the same order and condition in which they were on the Rent Commencement Date (except for ordinary wear and tear and damage by fire or other casualty, which damage is governed by
Article XIX), together with all Alterations which may have been made in or attached to the Premises unless Landlord elects to have Tenant remove the same in accordance with this Lease. Upon surrender, Tenant shall remove its Personal Property and movable trade fixtures and repair any damage to the Premises caused thereby. Any property of Tenant not promptly removed shall be deemed to have been abandoned by Tenant and to have become the property of Landlord and may be retained by Landlord or disposed of at Tenant's expense (Tenant hereby agreeing to remain liable for the cost thereof even though this Lease shall have terminated) as Landlord shall so desire.

          24.2 If Tenant or any party claiming under Tenant remains in possession of the Premises, or any portion thereof, after the Expiration Date, no tenancy or interest in the Premises shall result therefrom, unless Landlord elects as hereinafter provided, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. If, without consent of Landlord, Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after the Expiration Date, Landlord may, in addition to its other rights, elect, in its sole discretion, to treat such holding over by Tenant as the creation of a month-to-month tenancy subject to all of the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a monthly Base Rent equal to two (2) times the monthly Base Rent in effect during the last month of the term of the Lease.

     Article XXV Covenant of Landlord.
     --------------------------------

          25.1 Subject to the terms and conditions of this Lease, Tenant shall, during the Lease Term, quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any third parties acting or claiming by or through Landlord.

          25.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, (ii) to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, and to make improvements or modifications to the Building or the Land in such a manner as it deems best for the benefit of tenants generally, and (iii) to erect, use and maintain pipes and conduits in and through the Premises (any such pipes or conduits to be above hung ceilings or inside walls). Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises. Landlord shall perform such work in a manner so as to minimize interference with Tenant's business.

     Article XXVI General Provisions.
     -------------------------------

          26.1 No Representations by Landlord. Tenant acknowledges that neither
               ------------------------------
Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, shall accept the same "as is" (subject to the work to be performed pursuant to Exhibit B), and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession, minor punch list items and latent defects excepted.

            26.2 No Partnership. Nothing contained in this Lease shall be deemed
                 --------------
or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord or Tenant.

            26.3 Broker. Landlord recognizes Cushman & Wakefield and CB/Richard
                 ------
Ellis (the "Brokers") as the sole brokers procuring this Lease and shall pay said Brokers a commission therefor pursuant to a separate agreement between said Brokers and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

            26.4 Estoppel Certificate. Tenant agrees, at any time and from time
                 --------------------
to time and within twenty (20) days after written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the rent payable and dates to which the rent and any other charges hereunder have been paid by Tenant,
(iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating the address to which notices to Tenant should be sent,
(v) stating the commencement and expiration dates of this Lease, including any optional renewals and (vi) certifying to such other matters as Landlord may reasonably request ("Estoppel Certificate"). Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgagee. If Tenant fails to deliver the certificate as required, Tenant hereby acknowledges that the Estoppel Certificate is true in all aspects and can be relied upon by third parties.

            26.5 Waiver of Jury Trial. LANDLORD, TENANT, ALL GUARANTORS AND
                 --------------------
GENERAL PARTNERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. Tenant consents to service of process and any pleading relating to any such action at the Tenant notice address set forth in Section 26.6; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all Guarantors and all General Partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

            26.6 Notices. All notices or other communications hereunder shall be
                 -------
in writing and shall be deemed duly given if delivered in person (with receipt therefor), or sent by recognized overnight delivery service or where sent by certified or registered mail, return receipt requested, first-class postage prepaid, (i) if to Landlord at 1058 Thomas Jefferson Street, N.W., Suite 200, Washington, D.C. 20007, Attn: Julia A. Tolkan, with a copy to Thomas J. Colucci, Walsh, Colucci, Stackhouse, Emrich & Lubely, P.C., 2200 Clarendon Boulevard, 13th Floor, Arlington, Virginia 22201, and (ii) if to Tenant at 45 Danbury Road, Wilton, Connecticut 06897, Attn: Kenneth J. Hall, Executive Vice President and Chief Financial Officer with a copy to Bishop Nowotnik, Manager-Corporate Facilities and Administration_____________, with another copy to Gould & Wilkie LLP, One Chase Manhattan Plaza, New York, New York 10005, Attn: George J. Walsh, Esquire unless notice of a change of address is given pursuant to the provisions of this Article. All notices sent by recognized overnight delivery service shall be effective upon receipt and all notices sent by mail hereunder shall be deemed for all purposes to have been received by the addressee three (3) business days after the date of mailing.

            26.7  Invalidity of Particular Provisions. If any provision of this
                  -----------------------------------
Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            26.8  Gender and Number. Feminine or neuter pronouns shall be
                  -----------------
substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

            26.9  Benefit and Burden. The provisions of this Lease shall be
                  ------------------
binding upon, and shall inure to the benefit of. the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

            26.10 Entire Agreement. This Lease, together with the Exhibits
                  ----------------
attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

            26.11 Authority. Landlord and Tenant hereby covenant each for
                  ---------
itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

            26.12 Time of the Essence. Time is of the essence of each provision
                  -------------------
of this Lease.

            26.13 Attorney's Fees. If as a result of Event of Default, Landlord
                  ---------------
uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, upon rendering of a final non-appealable judgment, Tenant shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.

            26.14 Captions. Article and Section headings are used for
                  --------
convenience and shall not be considered when construing this Lease.

            26.15 No Recording. This Lease shall not be recorded. This Lease
                  ------------
shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so by Tenant may be treated by Landlord as an Event of Default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant by such act irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

            26.16 Governing Law. This Lease is governed under the laws of the
                  -------------
Commonwealth of Virginia.

            26.17 Examination of Lease. Submission of this Lease for examination
                  --------------------
or signature by Tenant shall not constitute reservation of or option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

            26.18 Survival. Tenant's liabilities existing as of the expiration
                  --------
or earlier termination of the Lease Term shall survive such expiration or earlier termination.

            26.19 Force Majeure. If either party is in any way delayed or
                  -------------
prevented from performing any of its obligations under this Lease due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention provided however that in no event shall Tenant be excused from timely paying Rent, Additional Rent, and any other amounts due hereunder.

            26.20 Acknowledgment by the Parties. Landlord and Tenant understand,
                  -----------------------------
agree and acknowledge that:

                  a. This Lease has been freely negotiated by both parties; and

                  b. That, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

            26.21 Deed of Lease. For purposes of Section 55-2, Code of Virginia
                  -------------
(1950), as amended, this Lease is and shall be deemed to be a deed of lease.

            26.22 Lender Consent. Within two (2) days after the date on which
                  --------------
this Lease is fully executed by the parties, Landlord shall submit a copy of said Lease to its mortgage lender Riggs Bank. If said lender either approves this Lease or fails to respond within five (5) days after receiving such Lease, then this Lease is deemed approved by such lender and this Lease shall be in full force and effect in accordance with the terms. In the case of no response by such lender, Landlord shall confirm such non-response to Tenant on the sixth day after lender's receipt of this Lease by faxing a note to Mr. Bishop Nowotnik at 203-761-0770. If, however, the lender disapproves of this Lease within said five (5) day period, Landlord shall so notify Tenant within two (2) days thereafter and this Lease shall be null and void and of no further force or effect and Landlord shall forthwith return to Tenant any security deposit or rent payments theretofore made by Tenant.

            26.23 Option to Expand.
                  ----------------

            (A) Tenant shall have a continuous first right to lease any or all of the remaining space on the second floor of the Building ("Second Floor Expansion Space"). If Tenant exercises its expansion option pursuant to this
Section 26.23 and the commencement date of such leasing of the additional space is (a) within 365 days of the Effective Date, all the terms and conditions of this Lease (including Base Rent (calculated on a square foot basis), the Base Operating Expenses and Base Real Estate Taxes ) shall apply to the Second Floor Expansion Space; or (b) Three Hundred Sixty-Five (365) days or more after the Effective Date the terms and conditions, including rent, will be at market rate. Landlord shall notify Tenant of any bonafide offer to lease all or a portion of the Second Floor Expansion Space and deliver to Tenant a copy of any such written bonafide offer together with an amendment to this Lease whereby such Second Floor Expansion Space is included within the definition of Premises herein. Tenant shall within five (5) business days of receipt of such notice, either (i) notify Landlord that Tenant is not exercising its right to expand into the Second Floor Expansion Space or (ii) sign an amendment to this Lease that provides for Tenant to expand into the Second Floor Expansion Space pursuant to the terms and conditions set forth herein and commence paying rent no later than the commencement date in the bonafide offer. In the event Tenant notifies Landlord that it is not exercising its right to lease the Second Floor Expansion Space, Landlord may lease all or a portion of the Second Floor Expansion Space pursuant to such bonafide offer. If Tenant does not notify Landlord pursuant to (i), above, or sign an amendment pursuant to (ii), above, Tenant shall be deemed to have notified Landlord that it is not exercising its expansion right pursuant to this Section and Landlord may lease such space pursuant to the bonafide offer.

Notwithstanding the foregoing, if there is no bonafide offer for any such space from a third party, Tenant still has the first right to lease all of the remaining space on the second floor of the Building, but Tenant shall not have the right, absent a third party offer, to lease less than all of the remaining space on the second floor. If there is a bonafide third party offer, Tenant shall have the right to either (i) lease all of the remaining space on the second floor, or (ii) lease the space covered by the third party offer. Additionally, the parties agree that an executed letter of intent from a third party setting forth the terms of a proposed leasing shall constitute a bonafide offer but other forms of written submissions by third parties or their brokers may also constitute bonafide offers.

            (B) Tenant shall have a continuous first right to lease additional space on the first and third floors of the Building ("Expansion Space") at market rates, terms and conditions. Landlord shall notify Tenant in writing of the availability of any such space and the market rates, terms and conditions and Tenant shall have thirty (30) days to either (i) accept such offer in writing ("Acceptance Notice") or (ii) notify Landlord that it is not exercising its option to lease the Expansion Space. In the event that Tenant accepts such offer, Landlord shall provide Tenant with a lease for such space and Tenant shall execute such lease with market rent, terms and conditions, for the Expansion Space within fifteen (15) days of receipt of the lease from Landlord. .. If Tenant notifies Landlord that it is not exercising its option to expand, pursuant to (ii) above, Landlord may lease all or a portion of the Expansion Space at approximately such market rates, terms and conditions without any further obligation to Tenant. If Tenant does not notify Landlord pursuant to
(ii) above or execute a lease within the time period herein, Tenant shall be deemed to have notified Landlord that it is not exercising its expansion rights pursuant to this Section and Landlord may lease all or a portion of the Expansion Space at approximately such market rates, terms and conditions without any further obligation to Tenant.

            (C) Notwithstanding the foregoing, Tenant shall not have such option to expand into the Second Floor Expansion Space or the Expansion Space if at the time Tenant seeks to exercise its right to expand or at the time the lease term on the expansion space would have otherwise have occurred (i) Tenant has assigned the Lease or sublet more than forty percent (40%) of the Premises; or
(ii) Tenant has committed an Event of Default.

            (D) Whenever in this Lease it is provided that a rent to be paid by Tenant is to be the "market rent" or "market rate" such rent or rate shall be determined as follows: Landlord and Tenant shall each appoint an independent commercial real estate broker having at least ten (10) years of brokerage experience in the general area in which Reston is located. Those two (2) brokers shall coordinate in good faith in an effort to agree upon such rent or rate. If those two (2) brokers reach agreement as to such market rent or rate, the Landlord and Tenant shall be bound by such determination and the brokers shall submit their determination to the parties in writing. If, however, the brokers are unable to agree upon the market rent or rate, they shall appoint a third independent broker of similar experience. The three (3) brokers shall then coordinate in good faith in an effort to agree upon such rent or rate. If they are able to reach agreement, they shall submit their determination in writing to the parties. If they are unable to reach agreement within ten (10) days after the third broker is appointed, then each of the three (3) brokers shall submit their determinations in writing to the parties and the parties shall use the average of the three (3) determinations as the market rent or rate for purposes of this Lease. Each party shall pay the costs and expenses of the broker appointed by it and shall share equally the costs of the third broker. If for any reason a party fails or refuses to appoint a broker, then the determination of the broker who is appointed shall be binding on the parties. Until the date that the market rent or rate is determined by the brokers, Tenant shall continue to pay at the same rental rate per square foot that Tenant had been paying (in the case of the exercise of the lease extension option) or is then paying (in the case of leasing additional space). Once the brokers determine the market rent or rate the parties shall make such additional payments or refunds as are necessary to properly reflect the rent due to the date of such determination.

            26.24 (A) Satellite Dishes. So long as this Lease remains in effect,
                      ----------------
Tenant shall be entitled to install, operate and maintain on the roof of the Building, at Tenant's cost, up to three (3) satellite dishes that are not larger than 24" in diameter (the "Dishes"), subject to the terms and conditions of this
Section 26.24. Any Dishes installed by Tenant on the roof of the

Building may only be used by Tenant for the purpose of communicating among Tenant's offices or with Tenant's customers, suppliers and other parties with whom Tenant conducts business (provided that in no event shall Tenant utilize the Dishes to provide any services to any other tenants of the Building, or to any third parties) and no third party provider my install any dishes on the roof of the Building as a result of this Section 26.24 unless such third party provider and Landlord execute a separate agreement permitting the same.

                  (B) Utility and Other Charges. Tenant shall pay for all
                      -------------------------
utilities consumed to install, maintain, operate and remove the Dishes and associated equipment, together with the actual cost of any engineers or consultants employed by Landlord to review or monitor same, to the extent not separately metered, all as reasonably determined by Landlord. Tenant shall be responsible for all costs associated with such metering of electrical consumption of the Dishes and associated equipment, including, but not limited to the cost of installing, maintaining, repairing and reading the metering devices and subpanels. Tenant shall pay all taxes or other charges reasonably attributable to the Dishes, including, without limitation, any increase in the Building's real property tax.

                  (C) Installation of the Dishes. Prior to the installation of
                      --------------------------
the Dishes, Landlord shall have the right to reasonably approve the type, size, height, weight and location of the Dishes and the manner and method of installation and removal of the Dishes and related equipment, to, among other things, insure that the Dishes will not adversely affect the roof or structural elements of the Building. In the event Landlord in its reasonable discretion determines that anything relating to the Dishes, including the installation and removal thereof, could adversely affect the Building, Tenant shall not have the right, described herein, to install such Dishes.

                  (D) Governmental Approvals. Prior to the installation of the
                      ----------------------
Dishes and related equipment, Tenant shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other government authorities having jurisdiction over the Dishes, the Building and/or Tenant's business, including its communications, operations and facilities. Tenant shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating in any way to the Dishes including but not limited to the installation, maintenance, height, location, use, operation, and removal of the Dishes and related equipment and shall fully indemnify Landlord against any loss, cost, or expense arising out of or in anyway relating to the Dishes including but not limited to the installation, maintenance, operation, or removal of the Dishes and equipment by Tenant. Landlord makes no representation or warranty that applicable laws, ordinances or regulations permit the installation or operation of the Dishes at the Building.

                  (E) Access to the Roof and Building. Tenant shall have the
                      -------------------------------
right, to be exercised as herein set forth, to enter upon the roof of the Building for the purpose of gaining access during business hours, provided it is daylight and provided further that such access and Tenant's installations do not cause damage to or interfere with the operation or maintenance of any part of the Building or with any other tenant's operation. In addition, Tenant shall have the right, at its cost, to be exercised as herein set forth, to install such equipment, conduits, cables and materials (hereinafter called "the connecting equipment") in shafts, ducts, conduits, chases, utility closets and other facilities of the Building as designated by Landlord as is reasonably necessary to connect the Dishes to Tenant's other machinery and equipment in other parts of the Building, subject to the requirements of any Laws and subject to the connecting equipment not over-burdening such shafts, ducts, conduits, chases, utility closets and other facilities. Tenant shall have the further right of access to the areas where such connecting equipment is located for the purpose of maintaining, repairing, testing and replacing the connecting equipment; provided, however, Tenant shall notify Landlord each time Tenant requires such access (which notice may be oral), and provided further that such access and installations do not cause damage to or interfere with the operation or maintenance of any part of the Building or with any other tenant's operation.

                  (F) Costs. Tenant shall within ten (10) days reimburse
                      -----
Landlord for the cost of repairs of any damage to the Building directly or indirectly caused by Tenant's installations or the operation, maintenance or removal thereof.

                  (G) Maintenance of Dishes and Equipment. Tenant, at its
                      -----------------------------------
expense, shall be solely responsible for and shall maintain the Dishes and related equipment in a safe, structurally sound, clean and sightly condition. Tenant shall not permit a mechanic's lien or liens to be placed upon the Premises or the Building as a result of any Work made by it and agrees, if any such lien be filed on account of the acts of Tenant, promptly to discharge the same. In the event Tenant fails to discharge any such lien, it may be paid by Landlord after written notice to Tenant without releasing Tenant and the cost charged to Tenant as Additional Rent under this Lease.

                  (H) Indemnity; Insurance. Tenant agrees to indemnify and save
                      --------------------
harmless Landlord and its employees and agents from and against all costs, damages, claims, liabilities, suits, expenses and damages of any kind arising from, growing out of or resulting from or in connection with Tenant's installation of the Dishes or Tenant's use of the roof of the Building or any other areas in the Building where Tenant's related equipment is located, including costs, attorney's fees and other expenses incurred by Landlord in defending any such claim. All of Tenant's insurance obligations hereunder shall apply to the Dishes and Tenant's use of the roof and Building under this Section.

                  (I) Non-Exclusive Rights. The rights of Tenant hereunder shall
                      --------------------
not be deemed to give to Tenant the exclusive right to use the roof of the Building and shall not preclude Landlord from granting the right to use the roof of the Building to others. The rights of Tenant hereunder shall be exercised without causing interference with the activities being carried on by others with the same or similar rights. Tenant shall not change or materially alter the Dishes or related equipment agreed to herein without the prior written consent of Landlord, which consent shall not be reasonably withheld or delayed. Tenant's Dishes shall not interfere with the use of the Building by Landlord or any tenants thereof, or with any antenna or satellite dish users on the roof or the Building as of the date hereof.

                  (J) Relocation of Dishes. Landlord shall have the right to
                      --------------------
cause Tenant to relocate the Dishes from the point of installation to another area on the roof of the Building, provided that (i) Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such relocation within thirty
(30) days after billing and (ii) the relocation shall not have a material adverse impact on Tenant's use and operation of the Dishes, as relocated. Landlord shall have the right to cause Tenant to remove the Dishes if the Dishes interfere with the use of the Building by Landlord or any other Tenant and there is no acceptable space on the roof to which the Dishes can be relocated.

                  (K) Removal. At the termination of this Lease, the Dishes and
                      -------
the related equipment installed under the terms of this Section shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall restore the roof and the Building to as good condition as existed immediately prior to installation of the Dishes and related equipment. If Tenant is required to repair the roof or any other part of the Building pursuant to this Section, Landlord shall have the right to choose the contractor or roof repair service that shall make such repairs.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove written.

WITNESS/ATTEST:                                   LANDLORD:


                                                  11720 SUNRISCORP., L.L.C.

                                                  By:  _________________________
                                                  Title:  ______________________


WITNESS/ATTEST:                                   TENANT:


                                                  MERCATOR SOFTWARE, INC.


                                                  By:  _________________________
                                                  Title: _______________________

                                    EXHIBIT A

                                   FLOOR PLAN

     Floor plan covering approximately 11,442 square feet of rentable area located on the second floor of the building at 11720 Sunrise Valley Drive, Reston, Virginia, 20191.

                 Premises do not include the hatch-marked area.

                                    EXHIBIT B

                               TENANT IMPROVEMENTS

     Tenant shall accept the Demised Premises "As Is," except for the following:

     Landlord will paint the Premises. In the event that Tenant elects not to paint the Premises, it will receive a rent credit in the amount of the lowest painting bid.

     Landlord will install lighting by the entrance way above the designated sign area.

     Landlord will reimburse tenant for the actual reconfiguration costs of the reception area furniture.

     Landlord will combine two interior offices adjacent to the Telco closet into a computer room. Landlord will attach two sheets of fireproof plywood to the end wall. Landlord acknowledges that Tenant will be installing in the Premises the equipment identified on the first page of Exhibit B-1, and Landlord shall install the electrical service and the supplemental air conditioning unit in accordance with the specifications set forth on the second page of Exhibit B-1.

                                   EXHIBIT B-1

IP   Name                Contact                   CPU   OS             BTU     Power
--   ------------------  ------------------------  ---   ---------      ----    -----
     ServSwitch systems
 1   restonqa1           QA                              NT Server      1119     110
 2   restonqa2           QA                              NT Server      1119     110
 3   restonqa3           QA                              NT Server      1119     110
 4   restonqa4           QA                              NT Server      1119     110
 5   restonqa5           QA                              NT Server      1119     110
 6   restonqa6           QA                              NT Server      1119     110
 7   restonqa7           QA                              NT Server      1119     110
 8   restonqa8           QA                              NT Server      1119     110
 9   restonqa9           QA                              NT Server      1119     110
10   restonqa10          QA                              NT Server      1119     110
11   restonqa11          QA                              NT Server      1119     110
12   restonqa12          QA                              NT Server      1119     110
13   restonqa13          QA                              NT Server      1119     110
14   restonqa14          QA                              NT Server      1119     110
15   restonqa15          QA                              NT Server      1119     110
16   restonqa16          QA                              NT Server      1119     110

     Rack mounted systems
 1   mus050focus         weblogic                        2000 server    1200     110
 2   mus050hummer        websphere                       2000 server    1200     110
 3   future              exchange server                 2000 server    1200     110
 4   future              file server                     2000 server    1200     110
 5   future              dhcp/print spooler server       2000 server    1200     110
 6   future              Global catalgue                 2000 server    1200     110
 7   future              SQL database                    2000 server    1200     110
 8   future              Oracle Database                 2000 server    1200     110
 9   future              DB2 Database                    2000 server    1200     110

 1   ibm1 (future)       RS6000                          AIX 4.2.1     18500     208
 2   ibm2 (Future)       RS6000                          AIX 4.3.1     18500     208
 1   sun1 (Future)       240R                            Solaris 8      6180     208
 2   sun2 (future)       240R                            Solaris 8      6180     208
 3   sun3 (future)       240R                            Solaris 8      6180     208

     HP 5si Laser Printer                                               2000

                                                         Total BTU     91844

     Northern Telecom Meridian Option 11-C telephone system

                           EXHIBIT B-1 (PAGE 2 of 2)

Mercator

Electrical Requirements

1 sub panel in server room 120/208 volt 3 phase 4 wire w/ 42 circuit spaces Circuit Breakers for tenant provided rack mounted equipment as follows:
18 20 amp 1 pole circuits
2 30 amp 2 pole circuits (208 volt)
4 20 amp 2 pole circuits (208 volt)

Outlet locations to be provided by tenant

Power for one split system 4 tons a/c unit provisions (conduit only for 1 future 4 ton unit)

Mechanical requirements

1-4 ton split system A/C unit w/ no humidification or reheat
Location to be provided by tenant

                                    EXHIBIT C

       CERTIFICATE AFFIRMING THE RENT COMMENCEMENT AND EXPIRATION DATES

     This Certificate is being provided pursuant to that certain Deed of Office Lease dated ____________________________, _____________ (the "Lease"), between
__________________________ and ____________________________.

     The parties to the Lease desire to confirm the following:

     1. The Rent Commencement Date is _____________________, ________ .

     2. The initial term of the Lease shall expire on _________________, _______ ("Lease Expiration Date").

WITNESS/ATTEST:                                     LANDLORD:


WITNESS/ATTEST:                                     TENANT:

                                    EXHIBIT D

                      SUITE FURNITURE PROVIDED BY LANDLORD

34   Cube Workstations


43   Black Cloth Chairs


1    Multi-Colored Cloth Chair


23   Sled Chairs


32   Black Leather Chairs


1    Black Leather Executive Chair


1    Underneath Storage (no desk)


8    Dark Gray 5-drawer File Cabinets


1    Black Vertical 4-drawer File Cabinet


1    Black 2-drawer File Cabinet (30")


2    Dark Gray 2-drawer File Cabinets (36")


1    Black 2-drawer File Cabinet (36")


1    2-Shelf Bookcase


2 Office Set-up: desk with overhead and underneath storage; 2-shelf bookcase; 2 drawer file cabinet


1 Office Set-up: desk with overhead and underneath storage; 2 drawer file cabinet


1 Office Set-up: desk with overhead and underneath storage; 2-drawer file cabinet (extra long); 4-shelf bookcase


2    Executive Secretarial Work Stations; overhead and underneath storage


1    Office Set-up: L-shaped desk; 2 shelf bookcase; credenza; round table


1 Round table; 2-drawer file cabinet; desk underneath storage (no desk in this office)


1 Office Set-up: L-shaped desk; 2 shelf bookcase; credenza; roundtable; 2-drawer file cabinet

                                            Exhibit D (page 2 of 2)


1    Office Set-up: L-shaped desk; 2-drawer file cabinet; credenza; round table


1 Office Set-up: L-shaped desk; two 2-drawer file cabinet; credenza; two 2-shelf bookcase table


1 Office Set-up: L-shaped desk; 2-shelf bookcase; 2-drawer file cabinet; credenza; round table


1    Office Set-up: L-shapcd desk; credenza; 2-drawer file cabinet; round table


7    3-drawer file cabinets (wood -- built-in)


1    White 5-drawer file cabinet


8    3-drawer file cabinets (dark -- built-in)


Reception Area Conference room contains: 5 chairs with attached tables; 1 round granite table; 2 small round white tables

1    Rectangular Meeting Table


1    Granite Conference Room Table (240" x 60")


1    Oval Meeting Table


1    Black 2-shelf storage unit with doors


1    Large Oval Meeting Table with credenza

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS


     General Information

     The cleaning services provided below will be performed in the evening, five
(5) days per week unless otherwise specified. There will be no cleaning services on Saturday, Sunday or Holidays.



     The cleaning contractor's employees have been instructed to work behind locked doors, and will only open doors for members of their cleaning service staff who have been assigned to remove rubbish or other discarded material from tenants' premises during the evening cleaning service.

     SPECIFICATIONS

     The Building cleaning contractor will perform the following work:

     General Offices

     1. All furniture, files, window sills, convector cover tops, fixtures, doors and ventilating covers (within reach) will be dusted and wiped clean as needed but no less than weekly.

     2. All waste receptacles are to be emptied and cleaned as needed but no less than weekly, and the waste paper and waste material delivered to the location designated by Landlord.

     3. Hard surfaced flooring will be swept daily.

     4. Carpeting and rugs will be carpet swept or vacuum cleaned daily.

     5. All water fountains and coolers will be washed clean daily.

     6. All chair rails, trims and baseboards within reach will be dusted weekly.

     7. All telephones will be dusted and wiped clean weekly.

     8. All metal surfaces will be wiped clean and finger marks removed daily.

     9. All private stairways throughout the premises will be checked and maintained in a clean condition.

     10. Vertical surfaces including elevator doors, doors, frames, walls and partitions of all public corridors and lobbies will be dusted, spot cleaned, treated and polished as often as necessary.

     11. The cleaning of vertical surfaces in the elevator and service corridor on multi-tenant floors will be provided by Landlord as necessary.

     Restrooms

     1. Restrooms floors will be swept and washed daily, using an approved and appropriate disinfectant.

     2. All mirrors, shelves, fixtures and marble floor faces will be washed and polished daily, including flushometer piping, toilet seat hinges, dispensers, partitions and receptacles.

     3. All basins, bowls and urinals will be scoured, washed and disinfected daily, using an odorless disinfectant. Both sides of toilet seats are to be washed daily.

     4. Paper towel receptacles and sanitary disposal receptacles are to be emptied daily and waste material removed to the location designated by Landlord.

     5. All toilet tissue and hand towel dispensers are to be filled daily (tissue and towels to be furnished by Landlord).

     6. Restroom walls and partitions are so be washed as required, but not less than once a week.

     7. Soap dispensers will be refilled as required (supplied by Landlord).

     High Dusting

     All high dusting will be performed four times per year, which will include the following work:

     1. All picture frames, chart graphs and similar wall hangings not reached during the daily evening cleaning will be dusted.

     2. All vertical surfaces such as walls, partitions, doors and frames and other surfaces not reached during the daily evening cleaning, will be dusted as otherwise herein provided.

     3. All pipes, venetian blinds, ventilating and air conditioning louvers, ducts, and other areas not reached during daily evening cleaning will be dusted.

     Windows

     Exterior windows will be washed twice per year and interior windows will be washed once per year.

     Lobby

     All stone flooring will be swept and washed daily, spray buffed weekly, and stripped and waxed as required.

     Walls, metalwork, the concierge desk, and elevator cabs, doors and saddles will be dusted, rubbed down and polished daily.

     Additional Cleaning Services

     Additional cleaning services such as extermination, the washing of vertical surfaces, wall partitions, glass partitions, light fixtures, and venetian blinds; carpet to be spot cleaned within tenant's space and shampooed; the cleaning and maintaining of restrooms and the furnishing of restroom supplies for toilets other than public area restrooms; and the cleaning of any exhibition area or classroom or storage area, shipping room, mail room or similar purposes, or a shop, or used for the operation of computer, data processing, reproduction, duplicating or similar equipment shall be furnished by Landlord at Tenant's request and expense.

     Cleaning of Electronic Data Processing

     Subject to Landlord approving Tenant's cleaning contractor (which approval shall not be unreasonably withheld) and such contractor complying with such security and other requirements as Landlord shall reasonably impose, Tenant may retain, at Tenant's cost, its own contractor to clean Tenant's Electronic Data Processing area, in which event Landlord's cleaning contractor shall not clean such area.

                                    EXHIBIT F

                              RULES AND REGULATIONS


                                  GENERAL RULES

     Tenant shall observe and comply with the following Rules and Regulations.

     1. Tenant shall not alter any locks or Install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.3 of the Lease. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No furniture, or equipment of any kind shall be brought into the Project without Landlord's prior authorization. All moving activity into or out of the Project shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     5. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord or its agents.

     6. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

     7. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were intended, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, shall have caused it.

     8. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     9. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

     10. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

     11. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking dues not result in odors escaping from the Premise.

     12. Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not install any radio or television antenna, satellite dish (except as expressly provided by the terms of the Lease), loudspeaker or other device on the roof or exterior walls of the Project. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

     13. Landlord reserves the right to exclude or expel from the Project any parson who, In the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     14. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     15. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     17. No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     18. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

                                  PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles".

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.


3. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4. [Intentionally Omitted]

5. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

6. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

7. Every driver is required to park his own car. Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine. Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

8. No vehicles shall be parked in the parking lot overnight. The parking lot shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make, such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project, provided, however, Landlord agrees to use reasonable efforts to enforce all such rules and regulations, including any exceptions thereto, uniformly and in a manner which does not unreasonably discriminate against Tenant, or increase Tenant's monetary obligations under this Lease, Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT G

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of this ______ day of __________, 20__, by and between MERCATOR SOFTWARE, INC., A Delaware corporation (hereinafter referred to as the "Tenant"), whose address is 45 Danbury Road, Wilton, Connecticut 06897, _____________ a ____________________ (hereinafter referred to as the "Borrower,") whose address is ___________________, and _______________, a _________________ (hereinafter referred to as the "Lender"), whose address is ________________________.

                         PRELIMINARY STATEMENT OF FACTS:

     A. Lender has made a first mortgage loan (hereinafter referred to as the "Loan") to Borrower, repayment of which is to be secured by a Mortgage and Security Agreement and Fixture Financing Statement (hereinafter referred to as the "Mortgage") on certain real estate as more fully described in Exhibit "A" attached hereto and the improvements thereon (hereinafter referred to as the "Mortgaged Property").

     B. The Mortgage has been recorded in the office of the County Recorder in the County of ___________________, State of _________, as Document No.
_________________.


     C. The Tenant is the present lessee under a lease dated ________________, 20__ (said lease and all amendments thereto being hereinafter referred to as the "Lease"), made by Borrower, as landlord, pursuant to which Tenant has been demised a portion of the Mortgaged Property, said portion being more fully described in Exhibit B attached hereto and hereinafter referred to as the "Premises".

     D. Lender has required that Tenant subordinate the Lease and its interest in the Premises to the lien of the Mortgage.

     NOW, THEREFORE, in consideration of the sum of One and 00/100 Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, it is agreed as follows:

     1. SUBORDINATION AND NON-DISTURBANCE. Subject to the provisions of this Agreement, Tenant hereby agrees that the Lease and the rights of Tenant in and to the Premises are subject and subordinate to the Mortgage, and to all amendments, supplements, modifications, renewals and extension thereof, and Tenant acknowledges the Mortgage has been duly executed, acknowledged and recorded prior to the execution of the Lease and delivery of possession of the Premises to Tenant; provided, however, that Lender agrees and consents to the terms and provisions of the Lease and agrees that Tenant's rights and privileges under the Lease, and its possession of the Premises, shall not be terminated, diminished or interfered with by Lender in the exercise of any of Lender's rights under the Mortgage. Lender agrees not to join Tenant as a party defendant in any action or proceeding foreclosing the Mortgage unless such joinder is necessary to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease.

     2. ATTORNMENT. If the interest of Borrower in the Premises shall be transferred by reason of foreclosure or other proceedings brought by Lender under the Mortgage, including a deed in lieu of foreclosure, Tenant shall be bound to the successor to Borrower's interest (hereinafter referred to as "Owner") under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be exercised in accordance with any option therefore in the Lease, and Tenant does hereby attorn to Owner as its landlord, said attornment to be effective and self-operative immediately without the execution of any further instruments on the part of either Tenant or Owner. From and after such attornment, Owner shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease as a direct indenture of Lease with the same force and effect as if originally entered into between Tenant and Owner; provided, however, that Tenant shall be under no obligation to pay rent to Owner until Tenant receives written notice from the Owner that it has succeeded to the interest of the Borrower under the Lease, in which case Owner further agrees to indemnify, defend, protect and hold Tenant harmless from any liability it may suffer as a result of compliance with Owner's written instructions to pay rent.

     3. LENDER'S RIGHT TO CURE LEASE DEFAULTS. In the event of a default by landlord or other occurrence under the Lease that would give rise to an offset against rent payable pursuant to the Lease, Tenant will give Lender notice of such default or occurrence at the address of Lender as set forth above and will give Lender such time as is provided to the landlord under the Lease to cure such default or rectify such occurrence. Tenant agrees that notwithstanding any provision of the Lease to the contrary, it will not be entitled to cancel the Lease, or to abate or offset against the rent, or to exercise any other right or remedy until Lender has been given notice of default and an opportunity to cure the same as provided herein. Lender agrees to give Tenant at least thirty days
(30) prior notice of any acquisition by Lender of landlord's interest in the Lease.


     4. ASSIGNMENT OF LEASE. Borrower has by a separate Assignment of Leases and Rents (hereinafter referred to as the "Assignment of Leases") assigned its interest in the rents and payments due under the Lease to Lender as security for repayment of the Loan. If in the future there is a default by the Borrower in the performance and observance of the terms of the Mortgage, the Lender may, at its option under the Assignment of Leases, require that all rents and other payments due under the Lease be paid directly to it. Upon written notification by Lender to Tenant demanding such rent payments be made to it, Borrower hereby authorizes and directs Tenant, and Tenant hereby agrees, to pay to Lender all payments due under the terms of the Lease commencing with the month following receipt of such demand from Lender. As an inducement for Tenant's agreement to pay as aforesaid, Lender agrees to indemnify, defend, protect and hold Tenant harmless from any liability it may suffer as a result of compliance with Lender's written instructions to pay rent. The Assignment of Leases does not diminish any obligations of the Borrower under the Lease or impose any such obligations on the Lender.

     5. AMENDMENT. This Agreement may not be modified orally or in any manner other than by a written instrument signed by the parties hereto or their successors in interest.

     6. SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, administrators, representatives, successors and assigns.

     7. CHOICE OF LAW. This Agreement is made and executed under and in all respects is to be governed by and construed in accordance with the laws of the State where the Premises are situate.

     8. CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     9. NOTICES. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing to the addresses as set forth above, or to such other place any party hereto may be notice in writing designate, and such notice shall be deemed to have been given as of the date such notice is (i) delivered to the party intended, (ii) delivered to the current address of the party intended, or (iii) rejected at the current address of the party intended, provided such notice was prepaid.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date furst above written.

BORROWER:                                      TENANT

                                               MERCATOR SOFTWARE, INC.,
                                               a
--------------------------------               ---------------------------------


By                                             By
   -----------------------------                    ----------------------------

     Name                                      Name
          ---------------------------                 --------------------------

     Title                                     Title
           --------------------------                  -------------------------



LENDER:


--------------------------------


By
   -----------------------------

     Name
          ---------------------------

     Title
           --------------------------

                           EXHIBIT "A" TO EXHIBIT "G"


All of Lot 1, Block 1-A, Section 902, RESTON, as the same appears duly dedicated, plotted and recorded in Deed Book 5225 at page 233, among the land records of Fairfax County, Virginia, and more particularly described by metes and bounds as follows:

Beginning at the southwesterly corner of the tract herein described, said corner being on the northerly 90 foot right of way line of Sunrise Valley Drive, Route #5320 and a corner to Block 1, Section 40, Reston.

Thence departing said northerly 90 foot right of way line of Sunrise Valley Drive, Route #5320 and running with said Block 1, Section 40, Reston, North 22 degrees 40'00" East 361.34 feet to a point; said point being a corner to Lot 2, Block 1-A, Section 902, Reston;

Thence departing said Block 1, Section 40, Reston, and running with said Lot 2, Block 1-A, Section 902, Reston, South 67 degrees 20'00" East 422.31 feet to a point; said point being on the westerly 50 foot right of way line of Roland Clarke Place, Route #5336;

Thence departing said Lot 2, Block 1-A, Section 902, Reston, and running with said westerly 50 foot right of way line of Roland Clarke Place, Route #5336 South 22 degrees 40'00" West 336.34 feet and 39.27 feet along the arc of a curve to the right, said curve having a radius of 25.00 feet, a central angle of 90 degrees 00'00" and a chord which bears South 67 degrees 40'00" West 35.36 feet to a point;

Said point being on the aforementioned northerly 90 foot right of way line of Sunrise Valley Drive, Route #5320;

Thence departing said westerly right of way line of Roland Clarke Place, Route #5336, and running with said northerly 90 foot right of way line of Sunrise Valley Drive, Route #5320 North 67 degrees 20'00" West 397.31 feet to the point of beginning.

TAX MAP REFERENCE NO.: 017-4-14-1A-0001

And being the same property conveyed unto 11720 Sunrise Corp., L.L.C., by Deed from TR Tetcom Corp., dated March 17, 1999 and recorded March 18, 1999 in Deed Book 10834 at page 681.

                           EXHIBIT "B" TO EXHIBIT "G"

                                   FLOOR PLAN

Floor plan covering approximately 11,442 square feet of rentable area located on the second floor of the building at 11720 Sunrise Valley Drive, Reston, Virginia, 20191.

Premises do not include the hatch-marked area.

                                    EXHIBIT H

                                 WORK AGREEMENT

     1.   Preparation of Design Development drawings and Construction Documents

     General Requirements. All design development drawings and construction documents (including plans and specifications) necessary for the completion of the Work (the "Design Development Drawings" and "Construction Documents," respectively), shall be subject to the approvals contemplated herein and shall comply with the following: (i) the requirements and design criteria, if any, established by Landlord from time to time, including any subsequent modifications thereto, (ii) the requirements of all applicable codes, rules and regulations, including without limitation the requirements of The Americans with Disabilities Act of 1990, as amended (the "Americans with Disabilities Act"), and (iii) the requirements of all governmental departments and agencies having jurisdiction, the Board of Underwriters, Fire Rating Bureau, and other similar bodies. The approval by Landlord of any Design Development Drawings or Construction Documents or any changes thereto, or any comments with respect thereto, shall not constitute an opinion or representation with respect to the sufficiency thereof or impose any present or future liability or responsibility upon the Landlord. Tenant shall indemnify Landlord, and hold Landlord harmless from and against all costs, damages, claims, liabilities, fines, suits and expenses of any kind (including attorney's fees) asserted by or on behalf of any person, entity, or governmental authority against Landlord based on or arising out of Tenant's failure to comply with any applicable code, rule, regulation or other governmental requirement, including without limitation the provisions of the Americans with Disabilities Act, with regard to the Work performed by Tenant in the Premises and any alterations to the Building made by Tenant in connection with the Work.

     2.   Construction

     Tenant (i) will act as general contractor, or (ii) shall select a general contractor in accordance with the provisions set forth below. Tenant shall be solely responsible for obtaining all necessary permits for the Work. All Work shall comply with all applicable governmental laws, rules and regulations. Landlord is authorized by Tenant to make periodic inspections of the Premises during construction. Tenant, Tenant's contractor (if applicable) and its subcontractors shall work in harmony and not interfere with any work by Landlord or its agents in the Building, or with any other tenants and occupants of the Building. Tenant shall furnish Landlord with such insurance required pursuant to the Lease. Tenant shall maintain the Premises in a clean and orderly condition during construction. All trash which may accumulate in connection with Tenant's construction activities shall be removed daily from the Building by Tenant at its expense. Tenant shall perform all duties and obligations imposed by the Lease, including, without limitation, those provisions relating to insurance and indemnification. Notwithstanding the foregoing, Tenant shall provide Landlord with a Certificate of Insurance prior to commencing work that names Landlord as an additional insured. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed on or installations made in the Premises prior to the commencement of the Term of the Lease, the same being at Tenant's sole risk, and Tenant agrees to protect, defend, indemnify and hold harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or the Building.

     No material interference shall be permitted to the operation of the Building's mechanical heating, cooling or electrical systems or the Building's structural components or other Building operations or functions, and no increase shall be permitted in the maintenance or utility charges incurred by Landlord. All Work shall be completed in a workmanlike manner. The work shall not affect common areas, building systems, or other tenants' quiet enjoyment of their Premises.

     3.   Final Inspection.

     Upon Tenant's Substantial Completion (hereinafter defined) of the Work, Tenant together with Landlord, Landlord's architect and/or engineer, and Tenant's contractor shall make a final inspection of the Premises to make certain that the construction has been accomplished in a workmanlike manner. If Tenant fails to satisfy fully any of its obligations under this Work Agreement, with respect to Alternations undertaken by Tenant, Landlord may, at its option serve a default notice on Tenant pursuant to Section 21.1 of the Lease, and if Tenants fails to cure such default within the stated cure period declare an Event of Default under the Lease, whereupon Landlord shall be entitled to full reimbursement from Tenant for all costs incurred by Landlord in connection with the Lease and this Work Agreement, in addition to any other damages Landlord may be entitled to under the terms of the Lease. Tenant shall, to the extent Tenant possesses such drawings, provide to Landlord within ten (10) days of substantial completion a complete stamped set of all architectural, engineering, mechanical, electrical and plumbing drawings including all shop drawings and final as-builts both in hard copy form and as a usable CAD disk.